EXHIBIT 21


                   Subsidiaries of Florida Progress Corporation

                                December 31, 1995


          Name of Subsidiary *                    State of Incorporation
          -------------------                     ----------------------

          Utility segment:

           Florida Power Corporation                     Florida

          Diversified segment:

           Progress Capital Holdings, Inc.               Florida
             Electric Fuels Corporation                  Florida
               Progress Rail Services Corporation        Alabama
               Marine Equipment Management Corporation   Delaware
               Kentucky May Coal Company, Inc.           Virginia
             Mid-Continent Life Insurance Company        Oklahoma
             Progress Credit Corporation                 Florida
               Progress Leasing Corporation              Florida
               PLC Leasing Corporation                   Florida
               Talquin Development Company               Florida


          ----------
          * Each subsidiary does business under its own name. Other subsidiaries omitted from this list do not, considered in the aggregate as a single subsidiary, constitute a a significant subsidiary as of December 31, 1995.